UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2024

Bannix Acquisition Corp.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	1-40790	86-1626016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1063 North Spaulding West Hollywood, CA	90046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 682-8949

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BNIX	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BNIXW	The Nasdaq Stock Market LLC
One Right to receive 1/10th of one share of Common Stock	BNIXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2024, Bannix Acquisition Corp. (the “Company”) filed a Certificate of Correction to its Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Correction”) filed with the Secretary of State of the State of Delaware on March 9, 2023 (the “Certificate of Amendment”). The Certificate of Amendment inadvertently removed the provisions relating to the Company’s obligation to wind up and liquidate the Company and redeem the public shares if the Company has not consummated an initial business combination within the specified time. The Certificate of Correction corrects this error to the Certificate of Amendment. The corrections made by the Certificate of Correction are retroactively effective as of March 9, 2023, the original filing date of the Certificate of Amendment.

The foregoing description of the Certificate of Correction is qualified in its entirety by reference to the full text of the Certificate of Correction attached as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit Number	Description
3.1	Certificate of Correction dated February 8, 2024
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2024

BANNIX ACQUISITION CORP.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer